Exhibit 10.28

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

THIS SEPARATION AGREEMENT (the “Agreement”) is entered into by and between Trinity Place Holdings Inc., a Delaware corporation (the “Company”) and Steven Kahn (the “Employee”; the Company and Employee are each a “Party” to this Agreement, and together, the “Parties”). This Agreement shall become effective upon the expiration of the Revocation Period as set forth in Paragraph 16 of this Agreement.

WHEREAS, Employee is currently employed by the Company;

WHEREAS, the Company and the Employee have agreed that the Employee’s employment shall terminate effective on the termination of the Asset Management Agreement, expected to be on or about April 4, 2025 (the “Separation Date”);

WHEREAS, in furtherance of the foregoing, Employee and the Company have negotiated and reached an agreement with respect to all rights, duties and obligations arising between them, including, but in no way limited to, any rights, duties and obligations that have arisen or might arise out of or are in any way related to Employee’s continued employment with the Company and the termination and conclusion of that employment.

NOW, THEREFORE, in consideration of the mutual covenants and promises recited below, the Parties agree as follows:

1.Employment Period. The Separation Date shall be Employee’s last day of employment with the Company.

2.Consideration.  Employee agrees and acknowledges that he is being provided with valuable consideration in exchange for the promises contained in this Agreement, as set forth herein.

a.Provided that (i) Employee executes this Agreement and does not revoke it within the Revocation Period, (ii) Employee signs and returns to the Company the “Release of Claims” attached hereto as Exhibit A no later than forty-five (45) calendar days after the Separation Date, and does not revoke it within the Revocation Period and (iii) the Employee continues to satisfactorily perform the Employee’s job responsibilities, including completing and filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as well as assisting with certain transitionary tasks, then Employee shall receive from the Company the following separation benefits (the “Separation Benefits”):

(A) an aggregate severance payment equal to $162,928, which includes payment for (i) severance; (ii) a retention bonus; (iii) unused vacation days; and (iv) payment for unvested shares of the Company’s stock and/or cancellation of all stock and equity incentive plan awards held by the Employee (the “Separation Payment”); and

(B) as a result of Employee’s termination of employment, any applicable group health, dental, and vision insurance provided by the Company and in which Employee was enrolled will be terminated on the last date of the month in which the Separation Date falls. Employee may elect continued coverage in accordance with the provisions of the federal Consolidated Omnibus Budget and Reconciliation Act, as amended (“COBRA”), or other such federal or state insurance continuation law that may apply. In the event Employee elects such coverage, the Company will pay for the first three (3) months of such coverage, and thereafter, Employee may continue such coverage at his own expense,

(C) the Separation Benefits shall be less applicable withholdings and deductions. The Separation Payment shall be paid by the Company to the Employee in a single lump sum within ten (10) business days following the expiration of the Revocation Period. Employee agrees that the Company will not be obligated to provide the Separation Benefits upon Employee’s material breach of this Agreement, after written notice and opportunity to cure within five (5) days. The Company will issue, or cause to be issued, an IRS Form W-2 to Employee in connection with the Separation Benefits.

b.In the event Employee becomes eligible for coverage in another employer’s medical plan or elects participation in another group medical plan, he shall notify the Company within fifteen (15) days of becoming eligible in another employer’s medical plan given in accordance with Paragraph 15(e) so that the Company may cancel his enrollment in the group medical benefits under the Company’s Group Plan pursuant to COBRA, and should Employee fail to provide such notice, he shall remain liable for the cost of enrollment in the Company’s Group Plan for the subsequent enrollment period.

All payments required to be made by the Company to Employee under this Paragraph 2 shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

c.Employee shall return any Company-issued technology, including but not limited to a cellphone or computer, to the Company.

3.No Additional Entitlements. Employee understands and acknowledges that he will have no further entitlements, including any entitlements (i) pursuant to any past or existing severance, retention or similar agreements with the Company, (ii) unused vacation days, (iii) and unvested benefits including stock; other than (a) those recited in Paragraph 2 of this Agreement and (b) accrued rights and entitlements that have vested as of the Separation Date (including any vested benefits under any retiree benefit plan, stock plan or otherwise), if any. Employee hereby acknowledges that after the Separation Date he has no interest in or claim of right to reinstatement, reemployment or employment with the Company, other than as specified in this Agreement.

4.General Release of Claims. As a material inducement to the Company to enter into this Agreement and pay Employee the consideration set forth in Paragraph 2 above, Employee, and his past, present and future beneficiaries, heirs, estate, agents, attorneys, representatives and assigns (collectively, the “Releasors”) hereby forever release and discharge the Company, its parents, affiliates, subsidiaries, divisions, predecessors, successors and assigns, and their current and former employees, attorneys, officers, directors, contractors, managers and agents, both individually and in their business capacities, their insurers and reinsurers, and their employee benefit plans and programs and their administrators and fiduciaries (collectively, the “Releasees”), of and from any and all claims, known and unknown, asserted or unasserted, which Employee has or may have against Releasees as of the date Employee executes this Agreement, including, but not limited to, any alleged violation of the following, as amended:

•	Title VII of the Civil Rights Act of 1964;
•	Sections 1981 through 1988 of Title 42 of the United States Code;
•	The Employee Retirement Income Security Act of 1974;
•	The Immigration Reform and Control Act;
•	The Americans with Disabilities Act of 1990, as amended;
•	The Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act;
•	The Worker Adjustment and Retraining Notification Act, as amended;
•	The Occupational Safety and Health Act, as amended;
•	The Sarbanes-Oxley Act of 2002;
•	The Fair Credit Reporting Act;
•	The Family and Medical Leave Act;
•	The Equal Pay Act;
•	The Genetic Information Nondiscrimination Act of 2008;
•	The New York State Human Rights Law;
•	The New York Executive Law;
•	The New York Labor Law;
•	The New York Civil Rights Law;
•	The New York Equal Pay Law;
•	The New York Whistleblower Law;
•	The New York Wage-Hour and Wage Payment Laws and Regulations;
•	The New York Minimum Wage Law;
•	The Retaliation/Discrimination provisions of the New York Workers’

Compensation Law and the New York State Disabilities Benefits Law;

•	The New York State Worker Adjustment and Retraining Notification Act;
•	The New York City Human Rights Law;
•	The New York City Administrative Code and Charter;
•	Those other provisions of New York law that lawfully may be released;
•	any other federal, state or local law, rule, regulation, constitution, code, guideline or ordinance;
•	any public policy, contract, tort, or common law; or
•	any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

If any claim is not subject to release, to the extent permitted by law, Employee waives any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee identified in this Agreement is a party.

This release does not apply to the breach of any representations, warranties or obligations set forth in this Agreement; to any claims related to any vested benefits, if any, to which Employee may be entitled under any retiree benefit plan or otherwise; or to claims arising out of any events occurring subsequent to the Effective Date of this Agreement.

Nothing in this Agreement prohibits or prevents Employee from filing a charge with or participating, testifying, or assisting in any investigation, hearing, whistleblower proceeding or other proceeding before any federal, state, or local government agency (e.g. EEOC, NLRB, SEC., etc.) or from testifying in an administrative, legislative or judicial proceedings concerning alleged criminal conduct or sexual harassment, nor does anything in this Agreement preclude, prohibit, or otherwise limit, in any way, Employee’s rights and abilities to contact, communicate with, report matters to, or otherwise participate in any whistleblower program administered by any such agencies. Nothing in this Agreement shall bar or impede in any way Employee’s ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity.

For the purpose of implementing a full and complete release and discharge of the Releasees, Employee expressly acknowledges that this General Release is intended to include in its effect, without limitation, all claims or other matters described in this Paragraph 4 that the Releasors do not know or suspect to exist in their favor at the time of execution hereof, and that the releases contained in this Paragraph 4 contemplate the extinguishment of any and all such claims or other such matters. The Releasees that are not parties to this Agreement are third-party beneficiaries of the release and are entitled to enforce its provisions.

5.No Action Covenant. Employee represents and warrants that he is unaware of any existing or potential actions, claims, defenses, requests for relief, contributions, indemnities, lawsuits, controversies, complaints, suits, actions, charges, claims, investigations or other proceedings or the like against the Releasees. Employee, for himself, and the Releasors, hereby covenants and represents that he has not instituted or pursued, and will not institute or pursue, any causes of action, claims, defenses, requests for relief, contributions, indemnities, lawsuits, controversies or the like that have been released by this Agreement, with any court or other tribunal, against the Releasees. Employee further agrees not to aid or participate in any manner in any third-party complaint, suit, action, charge, claim, investigation or other proceeding whatsoever against any of the Releasees, except to the extent required to do so by any governmental, legal or administrative process. In the event Employee is required to so participate, Employee agrees, unless prohibited to do so by law, to notify the Company promptly, in writing, in accordance with Paragraph 15(e) herein, and to provide a copy of any such legal process or other communication to the Company. For the avoidance of doubt, this covenant shall not apply to actions for breach of this Agreement and does not affect any right of the Releasors to file or participate in an administrative charge with any federal, state, or local agency, as set forth in Paragraph 4 above. Employee further represents that as of the date of this Agreement, he has made no assignment of any claims against the Releasees.

6.Confidential Information and Return of Property.

Employee acknowledges that during his employment with the Company he has had, access to “Confidential Information” about the Company and/or its affiliates including, without limitation, information with respect to their operations, facilities and methods, trade secrets, intellectual property, systems, procedures, manuals, confidential reports, fee information, employee benefits, financial information (including, without limitation, the revenues, costs or profits) associated with any activities or products of the Company and/or its affiliates, business plans, prospects, opportunities, customer lists (including, without limitation, customer names, addresses and needs), the fact that someone may be or is a customer of the Company, information related to customers’ records, transactions and accounts, methods used to contact customers, marketing data, information relating to new developments or pending projects, sales and marketing programs contemplated or undertaken by the Company, web-site or advertising information, franchise information, information concerning the Company’s salespersons, and/or any other information of or relating to the Company and/or its affiliates and their customers, salespersons and business associates, whether written (in paper or electronic form) or oral, whether prepared by the Company or its affiliates or otherwise coming into Employee’s possession. Confidential Information further includes personal information regarding the Company’s and/or its affiliates’ current and former executives and their immediate families and any other sensitive business or personal information about any of the Company’s or its affiliates’ executives, employees, independent contractors and/or agents. Confidential Information shall not include information which (i) is or becomes generally available to the public other that as a result of disclosure by Employee in violation of this subparagraph or (ii) he is required to disclose under any applicable laws, regulations or directives of any government agency, tribunal or authority having jurisdiction in the matter of under subpoena or other process of law.

Employee acknowledges and agrees that he will not, directly or indirectly, sell, publish or divulge to any person or entity Confidential Information, nor will he, directly or indirectly,

use Confidential Information or remove any tangible expressions of Confidential Information from the premises of the Company, except in the ordinary course of business for the intended benefit of the Company and with the prior consent of the Company. Employee also agrees that all Confidential Information will at all times remain the property of the Company. Employee further acknowledges and agrees that he shall, on or prior to the Separation Date turn over to the Company all Confidential Information and all of the Company’s property, documents and/or other materials (in any and all forms) now in his possession or control that contain or concern the Confidential Information, together with all copies thereof and all notes with respect thereto, and return to the Company any electronic devices provided to him by the Company and any other Company materials or property, and if applicable to turn over and return all such Confidential Information, materials and/or property prior to or upon the Separation Date. Employee agrees to use his best efforts to prevent the disclosure of any Confidential Information by others prior to and after the Separation Date.

Notwithstanding anything to the contrary contained in this Agreement, under the federal Defend Trade Secrets Act of 2016, Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (iii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

7.Non-Disparagement and Cooperation.

a.Employee agrees not to, directly or indirectly, defame, disparage or demean the Company, its parents, subsidiaries, and affiliated entities, its managers, its Board of Directors, its executives, agents, employees, independent contractors, customers/clients, prospective customers/clients, or other representatives or affiliated persons, or their products and services to the fullest extent permitted by applicable law. Nothing contained herein shall prevent Employee from filing a complaint or charge, participating, testifying, communicating, or assisting any governmental agencies as set forth above.

b.Employee shall, at the reasonable request of the Company or any of its affiliates, and at the sole cost and expense of the Company (i) cooperate with the Company and its affiliates (and their accountants and representatives) in answering inquiries and providing information with respect to financial or other aspects of the Company (and/or its affiliates) and the various transactions which the Company (and/or its affiliates) have consummated prior to the Separation Date, and (ii) assist and cooperate with the Company in connection with the defense or prosecution of any claim that may be made against or by the Company or its affiliates, or in connection with any ongoing or future investigation or dispute or claim of any kind involving the Company or its affiliates.

8.Confidentiality of this Agreement. Employee agrees not to disclose the terms, contents or execution of this Agreement to anyone except (i) to his legal, tax, accounting, financial or other professional advisors, or his immediate family, but only after obtaining agreement from the persons who learn of such information to also treat it confidentially or (ii) in response to a court order or process or as required by any applicable law or regulation. Employee further agrees that the facts and terms of this Agreement, including all negotiations, discussions, drafts and proceedings in connection with this Agreement, and any act performed or document signed in connection with this Agreement, shall not be offered or received in evidence or used for any other purpose in any proceeding in any court, administrative agency, arbitration forum or other tribunal, except as necessary to enforce the terms of this Agreement.

Notwithstanding the foregoing, Employee may file this Agreement (under seal) in any action or proceeding or in any forum in order to: (a) enforce any terms of the Agreement; and/or (b) support a defense or counterclaim based on principles of res judicata, collateral estoppel, release and discharge, good faith settlement, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

9.[Reserved.]

10.Tax Matters. Employee understands and agrees that the Company does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Internal Revenue Code of 1986, as amended (the “Code”), federal, state, local or foreign tax laws and regulations, and that the Company shall not be liable for the withholding or payment of any taxes, except as to the payroll withholdings and deductions actually taken. He further agrees that the determination of any tax liability or other consequences of any payment made hereunder is Employee’s sole and complete responsibility. Employee agrees to and does hereby indemnify and hold the Company harmless for any assessment, interest, payment, penalty or other fine or fee which might be imposed because any payment or benefit or the allocation of any payment or benefit is later subject to any type of tax or assessment, interest, payment, penalty or other fine or fee. In addition, the Parties hereby agree that it is their intention that all payments or benefits provided under this Agreement are exempt from Section 409A of the Code, but, to the extent not exempt, they comply with Section 409A and this Agreement shall be interpreted accordingly.

11.Beneficiaries. This Agreement shall be binding upon and shall inure only to the benefit of the Parties hereto and their respective agents, employees, officers, directors, affiliates, related entities, parent corporations, subsidiaries, heirs, successors and assigns, including, without limitation, brokers, and not to any other third party beneficiaries, except as otherwise provided herein.

12.Successors and Assigns. The Company may assign this Agreement to any subsidiary or corporate affiliate, or to any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company; however, such assignment shall not relieve the Company from any of its promises, covenants and obligations under this Agreement. Employee shall be provided with notice of any such assignment in accordance with the notice provisions of Paragraph 15(e) below. This Agreement shall inure to the benefit of the Company and permitted successors and assigns. Employee may not assign this Agreement or any part hereof. Any purported assignment by Employee shall be null and void from the initial date of purported assignment.

13.Entire Agreement. This Agreement sets forth the entire agreement between the Parties hereto, and fully supersedes any prior agreements or understandings between the Parties,

except for the terms of the stock plan and other benefits that continue hereunder. Employee acknowledges that Employee has not relied on any representations, promises, or agreements of any kind made to Employee in connection with his decision to accept this Agreement, except for those set forth in this Agreement.

14.Governing Law. This Agreement shall be governed by and construed in accordance with its express terms, and otherwise in accordance with the laws of the State of New York without reference to its principles of conflicts of law. The Parties agree that, any litigation brought in court pursuant to this agreement shall be brought exclusively in a federal court located in New York or in a state court located in New York County, New York, and the Parties hereby irrevocably consent to the exercise of personal jurisdiction over the Parties by such court for any such litigation.

15.Miscellaneous.

a.

Severability. If any provision of this Agreement is determined to be invalid or otherwise unenforceable by a court of competent jurisdiction (including without limitation the geography, duration, scope and/or subject of the restrictive covenants set forth in Paragraph 7), then such provision shall be deemed amended to the extent necessary to render it enforceable, and the determination that any provision is invalid or otherwise unenforceable shall in no way affect the validity or enforceability of any other provision herein.

b.

Construction. The Parties participated jointly in the negotiation and preparation of this Agreement, and each Party has had the opportunity to obtain the advice of an attorney and to review, comment upon, and redraft this Agreement. Therefore, the Parties agree that the Agreement shall be construed as if the Parties jointly prepared it. Any uncertainty or ambiguity shall not be interpreted strictly for or against any Party, regardless of who drafted (or was principally responsible for drafting) the Agreement or any specific term or condition thereof.

c.

Headings. Headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

d.

Counterparts/Effectiveness. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one Agreement binding on all of the Parties hereto, notwithstanding that all of the Parties are not a signatory to the original or the same counterpart. The exchange of copies of this Agreement, any amendments hereto, any signature pages required hereunder or any other documents required or contemplated hereunder by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of same as to the Parties thereto and may be used in lieu of the original documents for all purposes. Signatures transmitted by facsimile or PDF shall be deemed to be original signatures for all purposes. This Agreement shall become effective only upon the execution and delivery of the Agreement by every Party to the Agreement.

e.	Notices. Any notices required to be given to the Parties will be personally delivered, or sent by overnight delivery service, with a copy via e-mail to the following addresses:

For the Company:

Trinity Place Holdings Inc.
c/o Board of Directors
340 Madison Avenue
Suite 3C
New York, NY 10173
Attn: Joseph Martin, Director
Email: jmartin@steelpartners.com

For Employee:

Steven Kahn
434 Linden Street,
West Hempstead, NY 11552
Email:steve_kahn@yahoo.com

f.

Non-Reliance. Employee represents to the Company, and the Company represents to Employee, that in executing this Agreement they do not rely and have not relied upon any representation or statement not set forth herein made by the other or by any of the other’s agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. Employee (a) acknowledges that he has been advised by the Company to review with his own advisors the tax and legal consequences of entering into, and the payments under, this Agreement and (b) is relying solely on such advisors and not on any statements or representations of the Company, its agents or advisors.

g.

Attorneys’ Fees. In the event of any legal action (including arbitration) to enforce or interpret this Agreement, the non-prevailing party shall pay the reasonable attorneys’ fees, costs and expenses (including expert witness fees) of the prevailing party in such amount as may be determined. In addition, such non-prevailing party shall pay reasonable attorneys’ fees incurred by the prevailing party in enforcing, or on appeal from, a judgment in favor of the prevailing party.

16.Effective Date and Revocation Period. Employee acknowledges and agrees that in accordance with the terms of the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act:

EMPLOYEE HAS READ AND UNDERSTANDS THIS AGREEMENT AND KNOWINGLY AND VOLUNTARILY ENTERS INTO THIS AGREEMENT WITHOUT FRAUD, DURESS, OR ANY UNDUE INFLUENCE.

EMPLOYEE ACKNOWLEDGES THAT BY THIS AGREEMENT, THE COMPANY HAS ADVISED EMPLOYEE IN WRITING TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS AGREEMENT.

EMPLOYEE UNDERSTANDS THE LANGUAGE OF THIS AGREEMENT AND ITS MEANING, PARTICULARLY WITH RESPECT TO EMPLOYEE’S RELEASE OF ANY CLAIMS AGAINST THE COMPANY UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT, AS AMENDED BY THE OLDER WORKERS BENEFIT PROTECTION ACT.

EMPLOYEE WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS AGREEMENT.

EMPLOYEE FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST RELEASEES.

EMPLOYEE HAS A PERIOD OF FORTY-FIVE (45) DAYS (THE “REVIEW PERIOD”) FROM THE DATE ON WHICH A COPY OF THIS AGREEMENT HAS BEEN DELIVERED TO HIM TO CONSIDER THIS AGREEMENT AND DECIDE WHETHER TO SIGN IT AND ACCEPT THE CONSIDERATION PROVIDED FOR IN PARAGRAPH 2 OF THIS AGREEMENT, AND KNOWINGLY AND VOLUNTARILY PROVIDE THE REQUIRED RELEASES SET FORTH IN THIS AGREEMENT.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO FORTY-FIVE (45) CALENDAR DAYS CONSIDERATION PERIOD.

IN THE EVENT THAT EMPLOYEE ELECTS TO SIGN AND RETURN TO THE COMPANY A COPY OF THIS AGREEMENT, EMPLOYEE HAS A PERIOD OF SEVEN (7) DAYS FOLLOWING THE DATE OF HIS EXECUTION TO REVOKE THIS AGREEMENT (THE “REVOCATION PERIOD”), WHICH REVOCATION MUST BE IN WRITING AND RECEIVED BY THE COMPANY WITHIN THE REVOCATION PERIOD IN ACCORDANCE WITH THE NOTICE PROVISION OF PARAGRAPH 15(e) HEREIN, AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF OUR AGREEMENT AND GENERAL RELEASE.”

IF EMPLOYEE TIMELY SIGNS AND RETURN THIS AGREEMENT AND DOES NOT REVOKE IT DURING THE REVOCATION PERIOD, IT WILL BECOME EFFECTIVE ON THE DATE IMMEDIATELY FOLLOWING THE EXPIRATION OF THE REVOCATION PERIOD (THE “EFFECTIVE DATE” OF THIS AGREEMENT).

17.Additional Representations and Warranties. Employee hereby further represents and warrants that: (a) he is not relying upon any statements, understandings, representations, or expectations other than those expressly set forth in this Agreement, (b) the releases contained herein are made voluntarily and not under coercion or duress, (c) he has made his own investigation of the facts and is relying upon his own knowledge and the advice of his counsel, (d) he knowingly waives any and all claims that this Agreement or the releases contained herein were induced by any non-disclosure by the Company or its counsel, and (e) he understands that this Agreement has binding legal consequences. The Parties agree and stipulate that each Party is relying upon these representations and warranties in entering into this Agreement. Furthermore, Employee acknowledges that these representations and warranties are a material inducement to the Company entering into this Agreement. These representations and warranties shall survive the execution of this Agreement.

18.Indemnification. a) The Company will indemnify Employee in accordance with the provisions of this Paragraph 18 if Employee is, or is threatened to be made a party to, or a participant in, any threatened or pending action, suit, claim or investigation (the “proceeding”), arising out of, or relating to, his having served as an officer, director, manager, agent of record, employee or agent of the Company or any of its affiliated entities, other than a proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Paragraph 18, the Company will indemnify Employee to the fullest extent permitted by applicable law against all expenses, judgments, fines, liabilities and amounts paid in settlement actually and reasonably incurred by Employee or on Employee’s behalf in connection with such proceeding, if Employee acted in good faith and in a manner Employee reasonably believed to be in or not opposed to the best interest of the Company and, in the case of a criminal proceeding, had no reasonable cause to believe that Employee’s conduct was unlawful; provided, however, that the Company will not be liable to indemnify Employee for any settlement of any proceeding without the Company’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

b)Exclusions. Notwithstanding anything contained herein to the contrary, the Company is not obligated to indemnify Employee in connection with any proceeding:

(i) for which payment has actually been made to or on behalf of Employee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy, contract, agreement or other indemnity or advancement provision or otherwise;

(ii) for an accounting or disgorgement of profits made from the purchase and sale (or sale and purchase) by Employee of securities of Trinity Place Holdings Inc., if Employee is held liable for such accounting or disgorgement of profits or similar remedies (including pursuant to any settlement agreement);

(iii) initiated by Employee, including any proceeding initiated by Employee against the Company or its affiliates or their directors, officers, employees or other indemnitees, unless the proceeding is to enforce Employee’s rights to indemnification; or

(iv) for which a final court order or judgment by a court of competent jurisdiction, to which all rights of appeal have either lapsed or been exhausted, determines that the indemnification of Employee for expenses in connection with such proceeding is unlawful, or that Employee did not act in good faith and in a manner which Employee reasonably believed to be in or not opposed to the best interest of the Company or its affiliates or, with respect to any criminal proceeding, that Employee had reasonable cause to believe that Employee’s conduct was unlawful.

IN WITNESS WHEREOF, the Parties hereto knowingly and voluntarily executed this Agreement and General Release as of the date set forth below:

COMPANY:

TRINITY PLACE HOLDINGS INC., a
Delaware corporation

By:	/s/ Joseph Martin
Name:	Joseph Martin
Title:	Director
Date Signed:2/20/2025

EMPLOYEE:

Steven Kahn

/s/ Steven Kahn
Name:	Steven Kahn
Date Signed:2/19/2025

EXHIBIT A

RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the payments and benefits to be provided to me in connection with the separation of my employment, in accordance with the Transition and Separation between Trinity Place Holdings Inc. (“the Company”) and me, Steven Kahn (the “Agreement”), which payments and benefits are conditioned on my signing this Release of Claims and to which I am not otherwise entitled, I, along with my past, present and future beneficiaries, heirs, estate, agents, attorneys, representatives and assigns (collectively, the “Releasors”) hereby forever release and discharge the Company, its parents, affiliates, subsidiaries, divisions, predecessors, successors and assigns, and their current and former employees, attorneys, officers, directors, contractors, managers and agents, both individually and in their business capacities, their insurers and reinsurers, and their employee benefit plans and programs and their administrators and fiduciaries (collectively, the “Releasees”), of and from any and all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, obligations, claims, demands and/or liabilities of any nature whatsoever, in law or equity, whether known or unknown, which I have or may have against Releasees as of the date I execute this Release of Claims, including, but not limited to, any alleged violation of the following, as amended: Title VII of the Civil Rights Act of 1964; Sections 1981 through 1988 of Title 42 of the United States Code; The Employee Retirement Income Security Act of 1974; The Immigration Reform and Control Act; The Americans with Disabilities Act of 1990, as amended; The Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefit Protection Act; The Worker Adjustment and Retraining Notification Act, as amended; The Occupational Safety and Health Act, as amended; The Sarbanes-Oxley Act of 2002; The Fair Credit Reporting Act; The Family and Medical Leave Act; The Equal Pay Act; The Genetic Information Nondiscrimination Act of 2008; The New York State Human Rights Law; The New York Executive Law; The New York Labor Law; The New York Civil Rights Law; The New York Equal Pay Law; The New York Whistleblower Law; The New York Wage-Hour and Wage Payment Laws and Regulations; The New York Minimum Wage Law; The Retaliation/Discrimination provisions of the New York Workers’ Compensation Law and the New York State Disabilities Benefits Law; The New York State Worker Adjustment and Retraining Notification Act; The New York City Human Rights Law; The New York City Administrative Code and Charter; Those other provisions of New York law that lawfully may be released; any other federal, state or local law, rule, regulation, constitution, code, guideline or ordinance; any public policy, contract, tort, or common law; or any basis for recovering costs, fees, or other expenses including attorneys’ fees incurred in these matters.

I acknowledge that, if any claim is not subject to release, to the extent permitted by law, I waive any right or ability to be a class or collective action representative or to otherwise participate in any putative or certified class, collective or multi-party action or proceeding based on such a claim in which the Company or any other Releasee is a party.

I further represent that I have not filed, caused to be filed, or presently am a party to any claim against Releasees. I acknowledge that this Release of Claims does not limit my right, where applicable, to file or participate in an investigative proceeding of any federal, state or local governmental agency. Nothing in this Agreement shall bar or impede in any way my ability to seek or receive any monetary award or bounty from any governmental agency or regulatory or law enforcement authority in connection with protected whistleblower activity.

I acknowledge that this Release of Claims is independent of, but does not supersede, the release of claims contained in the Agreement. I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, other than those that are set forth expressly in the Agreement and that are intended to survive separation from employment, in accordance with the terms of the Agreement.

I further acknowledge that:

I FIRST RECEIVED THIS RELEASE OF CLAIMS ON THE DATE I RECEIVED THE AGREEMENT TO WHICH IT IS ATTACHED AS EXHIBIT A.

I UNDERSTAND THAT IN ORDER FOR THIS RELEASE OF CLAIMS TO BE EFFECTIVE, I MAY NOT SIGN IT PRIOR TO MY SEPARATION DATE AND THAT IF I WISH TO RECEIVE CERTAIN PAYMENTS AND BENEFITS SET FORTH IN THE AGREEMENT, I MUST SIGN AND RETURN THIS RELEASE OF CLAIMS NO LATER THAN SEVEN (7) CALENDAR DAYS AFTER SUCH DATE.

I HAVE BEEN ADVISED THAT I HAVE UP TO FORTY-FIVE (45) CALENDAR DAYS TO CONSIDER THIS RELEASE OF CLAIMS. I ALSO WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS RELEASE OF CLAIMS.

I MAY REVOKE THIS RELEASE OF CLAIMS FOR A PERIOD OF SEVEN (7) CALENDAR DAYS FOLLOWING THE DAY I SIGN THIS RELEASE OF CLAIMS. ANY REVOCATION WITHIN THIS PERIOD MUST BE SUBMITTED, IN WRITING AND IN ACCORDANCE WITH THE NOTICE PROVISION OF THE AGREEMENT, AND STATE, “I HEREBY REVOKE MY ACCEPTANCE OF THE RELEASE OF CLAIMS.”

I AGREE THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS RELEASE OF CLAIMS, DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL UP TO FORTY-FIVE (45) CALENDAR DAYS CONSIDERATION PERIOD.

I FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTER INTO THIS RELEASE OF CLAIMS INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS I HAVE OR MIGHT HAVE AGAINST THE COMPANY AND THE RELEASEES.

2

Intending to be legally bound, I have signed this Release of Claims as of the date written below.

Signature:
	Steven Kahn	Date Signed

Signature Page to Release of Claims